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                                                               Exhibit 10.22(a)
                                  [LETTERHEAD]




Direct Tel: 0181 873 5015
Direct Fax: 0181 873 5256

11th July 1996

Mr John Rennocks
Executive Director Finance
PowerGen plc
53 New Broad Street
London
EC2M 1JJ

Dear Mr Rennocks,

RE: AMENDMENT TO LETTER OF APPOINTMENT

In the light of your election and agreement to serve in the capacity of Deputy Chairman as well as non-executive director of NYNEX CableComms Group PLC and NYNEX CableComms Group Inc. (the "Companies"), this is to confirm that your Letter of Appointment dated 3rd May 1995 is hereby deemed amended, effective 11th July 1996, to reflect:

(1)  Your appointment to the additional capacity of Deputy Chairman; and

(2)  An increase in your aggregate per annum fee to Pounds Sterling 27,000.

If the amended terms set forth above are acceptable to you, please sign, date and return the attached copy of this letter to Paul Repp, Executive Director, Chief Legal and Regulatory Officer and Company Secretary.

This letter is governed by and shall be construed in accordance with English
Law.

Yours sincerely,

/s/ Richard W. Blackburn
 .............................................................................
For and on behalf of NYNEX CableComms Group PLC

/s/ Richard W. Blackburn
 .............................................................................
For and on behalf of NYNEX CableComms Group Inc.



I hereby agree to the terms and conditions set out in this letter



/s/ John Rennocks
 .............................................................................
Signed by Mr John Rennocks on this 11 day of July 1996